UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

KUBIENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39441	82-1808844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 7th Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(800) 409-9456
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KBNT	Nasdaq
Common Stock Purchase Warrants	KBNTW	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2023, the board of directors (the “Board”) of Kubient, Inc. (the “Company”) appointed Elisabeth DeMarse as Interim Chief Executive Officer of the Company. Ms. DeMarse will continue to serve on the Board.

On October 16, 2023, the Company entered into an employment agreement (the “DeMarse Agreement”) with Ms. DeMarse in consideration for her service to the Company.  Under the terms of the DeMarse Agreement, Ms. DeMarse will receive a base salary of $180,000 per year, less payroll deductions and all required taxes and withholdings, payable in accordance with the Company’s normal payroll practices, and prorated for any partial year of employment.  The Company agreed to reimburse Ms. DeMarse for all reasonable, documented, out-of-pocket travel, and other business expenses incurred by Ms. DeMarse in the performance of her duties to the Company in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time.

Upon termination of Ms. DeMarse’s employment for any reason, she shall be entitled to receive, within ten (10) days after applicable termination date (or such earlier date as may be required by applicable law): (i) any portion of her base salary earned through her termination date not theretofore paid; (ii) any expense reimbursements owed to her under the terms of the DeMarse Agreement; (iii) any accrued but unused vacation pay owed to her; and (iv) any amount arising from her participation in, or benefits under, any of the Company’s employee benefit plans, programs, or arrangements, which amounts shall be payable in accordance with the terms and conditions of such employee benefit plans, programs, or arrangements.

The foregoing description of the DeMarse Agreement does not purport to be complete and is qualified in its entirety by reference to the DeMarse Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Elisabeth DeMarse.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBIENT, INC.

Dated: October 17, 2023	By:	/s/ Joshua Weiss
Joshua Weiss Chief Financial Officer